Calculation of Filing Fee Tables
S-8
Cerebras Systems Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class B common stock, par value $0.00001 per share ("Class B Common Stock"), reserved for issuance pursuant to restricted stock units outstanding under the Registrant's 2016 Incentive Award Plan (the "2016 Plan")	Other	27,044,029	$ 185.00	$ 5,003,145,365.00	0.0001381	$ 690,934.37
2	Equity	Class B Common Stock reserved for issuance upon the exercise of options outstanding under the 2016 Plan	Other	26,838,155	$ 4.9374	$ 132,510,706.50	0.0001381	$ 18,299.73
3	Equity	Class A common stock, par value $0.00001 per share ("Class A Common Stock"), issuable upon conversion of Class B Common Stock reserved for issuance pursuant to restricted stock units outstanding under the 2016 Plan	Other	27,044,029		$ 0.00	0.0001381	$ 0.00
4	Equity	Class A Common Stock, issuable upon conversion of Class B Common Stock reserved for issuance upon the exercise of options outstanding under the 2016 Plan	Other	26,838,155		$ 0.00	0.0001381	$ 0.00
5	Equity	Class A Common Stock reserved for issuance pursuant awards under the Registrant's 2026 Incentive Award Plan (the "2026 Plan")	Other	44,899,356	$ 185.00	$ 8,306,380,860.00	0.0001381	$ 1,147,111.20
6	Equity	Class A Common Stock reserved for issuance pursuant to awards under the Registrant's Employee Stock Purchase Plan (the "ESPP")	Other	3,554,189	$ 185.00	$ 657,524,965.00	0.0001381	$ 90,804.20
Total Offering Amounts:						$ 14,099,561,896.50		$ 1,947,149.50
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,947,149.50
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of Class A Common Stock or Class B Common Stock that become issuable under the 2016 Plan, the 2026 Plan, and the ESPP, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Class A Common Stock or Class B Common Stock, as applicable. (b) Any shares of Class A Common Stock or Class B Common Stock that are subject to awards under the 2016 Plan that (i) expire, lapse, or are terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised, or forfeited, in any case, in a manner that results in the Registrant acquiring shares covered by the award at a price not greater than the price (as adjusted to reflect any equity restructuring) paid by the participant for such shares or not issuing any shares covered by the award or (ii) shares delivered (either by actual delivery or attestation) to the Registrant by a participant to satisfy the applicable exercise or purchase price of an award and/or to satisfy any applicable tax withholding obligation with respect to an award (including shares retained by the Registrant from the award being exercised or purchased and/or creating the tax obligation), will be available for issuance as Class A Common Stock under the 2026 Plan. (c) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Class A Common Stock of $185.00 per share, as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-295145), as amended (the "S-1 Registration Statement"), that was declared effective on May 13, 2026. (d) Represents 27,044,029 shares of Class B Common Stock Stock underlying restricted stock unit awards outstanding under the 2016 Plan as of the date of this Registration Statement.

[2]	(a) See notes 1(a) and 1(b). (b) Represents 26,838,155 shares Class B Common Stock Stock issuable upon the exercise of stock options to purchase shares of Class B Common Stock outstanding under the 2016 Plan as of the date of this Registration Statement. (c) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $4.9374, which is the weighted-average exercise price for Class B Common Stock options outstanding under the 2016 Plan as of the date of this Registration Statement.

[3]	(a) See notes 1(a) and 1(b) (b) Pursuant to Rule 457(i) under the Securities Act, there is no fee associated with the registration of Class A Common Stock issuable upon conversion of any Class B Common Stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of Class B Common Stock. (c) Represents Class A Common Stock issuable upon conversion, on a one-for-one basis, of shares of Class B Common Stock underlying restricted stock unit awards outstanding under the 2016 Plan as of the date of this Registration Statement.

[4]	(a) See notes 1(a), 1(b), and 3(a). (b) Represents Class A Common Stock issuable upon conversion, on a one-for-one basis, of shares of Class B Common Stock issuable upon the exercise of options to purchase shares of Class B Common Stock outstanding under the 2016 Plan as of the date of this Registration Statement.

[5]	(a) See notes 1(a) and 1(b). (b) Represents 44,899,356 shares of Class A Common Stock reserved for future issuance under the 2026 Plan as of the date of this Registration Statement, consisting of 42,650,268 shares of Class A Common Stock reserved for future issuance under the 2026 Plan as of the effectiveness of the 2026 Plan, plus 2,249,088 shares of Class A Common Stock that were withheld to satisfy estimated tax withholding and remittance obligations in connection with the vesting and settlement of restricted stock units and are now available for issuance under the 2026 Plan, as described in footnote 1(b). The number of shares of reserved for issuance under the 2026 Plan will automatically increase on January 1st of each year, starting on January 1, 2027 and continuing annually on the anniversary thereof through (and including) January 1, 2036, equal to the lesser of (A) five percent (5%) of the sum of (1) all shares of all classes of the Registrant's common stock, and (2) the number of shares issuable upon the exercise of warrants to purchase shares of the Registrant's common stock with an exercise price per share of $0.01 or less, in each case, outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Registrant's board of directors.

[6]	(a) See note 1(a). (b) Represents 3,554,189 shares of Class A Common Stock reserved for future issuance under the ESPP. The number of shares of reserved for issuance under the ESPP will automatically increase on January 1st of each year, starting on January 1, 2027 and continuing annually on the anniversary thereof through (and including) January 1, 2036, equal to the lesser of (A) one percent (1%) of of the sum of (1) all shares of all classes of the Registrant's common stock, and (2) the number of shares issuable upon the exercise of warrants to purchase shares of the Registrant's common stock with an exercise price per share of $0.01 or less, in each case, outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Registrant's board of directors. (c) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Class A Common Stock of $185.00 per share, as set forth in the S-1 Registration Statement, multiplied by 85%, which reflects the discount to the purchase price applicable to purchases under the ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources